Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-64442) pertaining to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,

(2)	Registration Statement (Form S-8 No. 333-156004) pertaining to the 2008 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(3)	Registration Statement (Form S-8 No. 333-87081) pertaining to the 1999 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(4)	Registration Statement (Form S-8 No. 333-39975) pertaining to the Employees Stock Purchase Plan (1997) of Chicago Bridge & Iron Company N.V.,

(5)	Registration Statement (Form S-8 No. 333-24443) pertaining to the Management Defined Contribution Stock Incentive Plan of Chicago Bridge & Iron Company N.V.,

(6)	Registration Statement (Form S-8 No. 333-24445) pertaining to the Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(7)	Registration Statement (Form S-8 No. 333-33199) pertaining to the Savings Plan of Chicago Bridge & Iron Company N.V.,

(8)	Registration Statement (Form S-8 No. 333-159182) pertaining to the 2009 Amendment to the 2008 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,

(9)	Registration Statement (Form S-8 No. 333-159183) pertaining to the 2009 Amendment to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,

(10)	Registration Statement (Form S-3 No. 333-160852) pertaining to the Common Stock and Warrants of Chicago Bridge & Iron Company N.V.,
of our reports dated February 22, 2010, with respect to the consolidated financial statements and schedule of Chicago Bridge & Iron Company N.V. and the effectiveness of internal control over financial reporting of Chicago Bridge & Iron Company, N.V., included in this Annual Report (Form 10-K) of Chicago Bridge & Iron Company N.V. for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Houston, Texas
February 22, 2010